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                                 EXHIBIT 10.11

                   FORM OF INDEMNIFICATION AGREEMENT BETWEEN
               THE COMPANY AND EACH OF ITS OFFICERS AND DIRECTORS


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                           INDEMNIFICATION AGREEMENT



     THIS AGREEMENT is made and entered into as of this _____ day of October, 1996, by and between MEDIRISK, INC., a Delaware corporation (the "Company"), and ____________, a [director/officer] of the Company ("Indemnitee").

                                   BACKGROUND

     A. Section VI of the Bylaws of the Company and Article VI of the Certificate of Incorporation of the Company permit the Company to indemnify directors of the Company under certain circumstances in accordance with the provisions of the Delaware General Corporate Law, as the same exists or may hereafter be amended (the "DGCL").

     B. The parties hereto desire to memorialize herein the Company's indemnification obligations to the Indemnitee, and, in addition, to set forth certain covenants and agreements with respect to the obligations of the Company to indemnify the Indemnitee.

                                   AGREEMENT

     For and in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. The following capitalized terms are used in this Agreement with the meanings thereafter ascribed:

     (a) "Corporation" means the Company, and any domestic or foreign entity that is the successor entity to the Company by merger, combination, consolidation, or other transaction in which the separate existence of the Company ceases.

     (b) "Director" or "director" means an individual who is or was a member of the Board of Directors of the Corporation, or an individual who, while a member of the Board of Directors of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another corporation (including any subsidiary of the Corporation), partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise. A Director is considered to be serving an employee benefit plan at the Corporation's request if such Director's duties to the Corporation also impose duties on, or otherwise involve services by, such Director to the participants in or beneficiaries of the plan. The term "Director" or "director" includes, unless the context requires otherwise, the estate or personal representative of a Director. For the purposes of this Agreement,

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Indemnitee serves as a Director of each of the subsidiaries of the Corporation at the request of the Corporation.

     (c) "Expenses" includes attorneys' fees and other expenses actually and reasonably incurred (i) by a Party in connection with the defense or settlement of a Proceeding or (ii) by a Director or Officer in connection with a Proceeding for which such Director or Officer is subpoenaed to appear as a witness.

     (d) "Indemnifiable Expenses" means all Expenses, Liability, and losses (including attorneys' fees, judgments, penalties, fines, and amounts paid or to be paid in any settlement approved in advance by the Corporation, such approval not to be unreasonably withheld) actually and reasonably incurred or suffered by Indemnitee in connection with a Proceeding, whether as a Party to the Proceeding or as a witness who has been subpoenaed to appear at the Proceeding.

     (e) "Interim Expenses" means Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding to which Indemnitee is a Party in advance of the final disposition thereof.

     (f) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable Expenses incurred with respect to a Proceeding.

     (g) "Officer" or "officer" means an individual who is or was elected by the Board of Directors of the Corporation as an officer of the Corporation, or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another corporation (including any subsidiary of the Corporation), partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise. The term "Officer" or "officer" includes, unless the context requires otherwise, the estate or personal representative of an Officer.

     (h) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a Proceeding by reason of the fact that such individual is or was a Director or an Officer of the Corporation.

     (i) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, whether formal or informal, any appeal in such an action, suit, or proceeding, and any inquiry of investigation that could lead to such an action, suit, or proceeding, whether formal or informal.

     (j) "Special Legal Counsel" means a law firm, an attorney or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the past five (5) years has been, retained to represent (A) either the Corporation or

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Indemnitee in any matter material to either party, or (B) any other party to the
Proceeding giving rise to a claim for indemnification hereunder. The term "Special Legal Counsel" shall not include any person who, under the applicable standards of professional conduct prevailing at the time of the representation, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under the provisions of the Corporation's Certificate of Incorporation, Bylaws, or any agreement upon which Indemnitee relies to establish Indemnitee's right to indemnification or advancement of expenses.

     2. Indemnification Subject to authorization pursuant to Section 5 hereof, the Corporation shall indemnify Indemnitee against all Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding in which Indemnitee was, is, or is threatened to be:

     (a) made a party because Indemnitee is or was a Director or Officer of the Corporation if (i) Indemnitee acted in a manner believed in good faith by Indemnitee to be in or not opposed to the best interests of the Corporation, and
(ii) in the case of any criminal Proceeding, Indemnitee had no reasonable cause to believe Indemnitee's conduct was unlawful, or

     (b) subpoenaed to appear as a witness.

     3. Exclusions. The Corporation shall not be obligated to indemnify Indemnitee under this Agreement in connection with any Proceeding in which
Indemnitee:

     (a) was adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation for:

           (i) any appropriation, in violation of the duties of Indemnitee, of any business opportunity of the Corporation;

           (ii) acts or omissions which involve intentional misconduct or a knowing violation of the law;

           (iii)the types of liability set forth in Section 170 of the DGCL;

           (iv) any transaction for which Indemnitee received an improper personal benefit; or

           (v) an accounting of profits made from the purchase by Indemnitee of securities of the Corporation pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state statutory law;

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     (b) receives payment from an insurance policy, provided that the
Corporation shall remain obligated to indemnify Indemnitee hereunder for all Indemnifiable Expenses in excess of the payment received from such insurance policy; or

     (c) receives payment from the Corporation other than pursuant to this Agreement, provided that the Corporation shall be obligated to indemnify Indemnitee hereunder for all Indemnifiable Expenses in excess of such payment from the Corporation.

     4. Mandatory Indemnification for Successful Party. To the extent that Indemnitee has been successful, on the merits or otherwise, in the defense of any Proceeding to which Indemnitee was a Party, or in defense of any claim, issue, or matter therein, because Indemnitee is or was a Director or Officer of the Corporation, the Corporation shall indemnify Indemnitee against all Indemnifiable Expenses actually and reasonably incurred by Indemnitee, including all expenses incurred by Indemnitee in connection with establishing Indemnitee's right to indemnification pursuant to this Section 4, in whole or in part, subject only to the exclusions in Sections 3(b) and 3(c) hereof.

     5. Authorization and Determination of Indemnification.

        (a) Except with respect to any mandatory indemnification pursuant to
Section 4 hereof, and except as may be ordered by a court, the Corporation shall not be liable to Indemnitee under Section 2(a) hereof unless and until, (i) Indemnitee delivers a written demand to the Corporation pursuant to Section 7 hereof and (ii) the Corporation makes a determination in the manner set forth in
Section 5(b) below, that indemnification of Indemnitee is proper under the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 2(a) hereof (the "Standard of Conduct"). For purposes of such determination, the termination of a Proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that Indemnitee did not meet the Standard of Conduct. Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after Indemnitee shall have been so adjudged by a court of competent jurisdiction and after the conclusion of all appeals therefrom.

        (b) The determination as to whether Indemnitee has met the Standard of Conduct shall be made within forty-five (45) days from the date the written demand of Indemnitee pursuant to Section 7 hereof is received by the Corporation by:

           (i) The Board of Directors of the Corporation, by majority vote of a quorum consisting of Directors not at the time Parties to the Proceeding or, if such a quorum cannot be obtained, then by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are Parties may participate), consisting solely of two (2) or more Directors not at the time Parties to the Proceeding; or




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           (ii) By Special Legal Counsel to the Corporation, which Special
      Legal Counsel is selected by the Board of Directors or its committee in the manner prescribed by subparagraph (i) above or, if such a quorum cannot be obtained and such a committee cannot be designated, then Special Legal Counsel shall be selected by majority vote of the full Board of Directors (in which selection Directors who are Parties may participate); or

           (iii) The stockholders of the Corporation holding a majority of votes of voting securities, provided that shares of voting securities owned by or voted under the control of Directors or Officers who are at the time Parties shall be excluded from the vote with respect to the determination.

     (c) The Corporation shall not be liable to Indemnitee under Section 2(b) hereof, unless (i) Indemnitee has delivered a written demand to the Corporation pursuant to Section 7 hereof and (ii) Indemnitee is, at the time, not a named Party to a Proceeding. The Corporation may require Indemnitee to comply with the provisions of Section 6 hereof as a condition precedent to the payment of Indemnifiable Expenses.

     (d) Evaluation as to reasonableness of Indemnifiable Expenses or Expenses shall be made in the same manner as the determination that the Indemnitee has met the applicable Standard of Conduct, except that if the determination that Indemnitee has met the applicable Standard of Conduct is made by Special Legal Counsel, evaluation as to reasonableness of Indemnifiable Expenses or Expenses shall be made by those entitled under paragraph (ii) of Section 5(b) to select such Special Legal Counsel.

     6. Interim Expenses. The Corporation shall advance Interim Expenses incurred by Indemnitee if:

        (a) Indemnitee furnishes the Corporation with a written affirmation of Indemnitee's good faith belief that Indemnitee has met the Standard of Conduct and has not engaged in the conduct described in Section 3(a) hereof; and

        (b) Indemnitee furnishes the Corporation with a written undertaking, executed personally or on Indemnitee's behalf, in substantially the form attached hereto as Annex I, to repay any amounts advanced under this Section 6 if it is ultimately determined that Indemnitee has not met the Standard of Conduct or if it is ultimately determined that indemnification of Indemnitee against such Interim Expenses is prohibited by the DGCL. The written undertaking required herein must be an unlimited general obligation of Indemnitee but need not be secured and may be accepted without reference to financial ability to make repayment.

     7. Procedure for Making Demand. If Indemnitee is entitled to make a claim for indemnification pursuant to Section 2 of this Agreement, Indemnitee shall deliver to the Corporation Indemnitee's written request for payment of Indemnifiable Expenses


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(which written request shall include, in the case of a request for Interim
Expenses, the written affirmation and undertaking of Indemnitee referred to in
Section 6 hereof).

     8. Payment of Indemnifiable Expenses. Within fifteen (15) days after the determination pursuant to Section 5 hereof that Indemnitee has met the Standard of Conduct, the Corporation shall deliver to Indemnitee either (a) payment of such indemnification or (b) written notice by the Corporation that the Corporation has determined that the Indemnitee is not entitled to indemnification. If Indemnitee has not received either the payment or the written determination from the Corporation within sixty (60) days after receipt by the Corporation of such written request, Indemnitee may, but need not, at any time thereafter, bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, Indemnitee shall also be entitled to be paid for the expense (including attorneys' fees) of bringing such action.

     9. Effect of Changes in Law or Corporate Documents. No changes in the DGCL and no amendment to the Corporation's Certificate of Incorporation or Bylaws after the date hereof shall have the effect of limiting or eliminating the indemnification available under this Agreement as to any act or omission which has occurred, or capacity in which Indemnitee served prior to such amendment. If, after the date of this Agreement, any change in any applicable law, statute, or rule expands the power of the Corporation to indemnify a Director or Officer, Indemnitee's rights and the Corporation's obligations under this Agreement shall be expanded, without any action by Indemnitee or the Corporation, to include such change. If any change in any applicable law, statute, or rule narrows the right of the Corporation to indemnify a Director or Officer, such change, except to the extent otherwise required by law, shall have no effect on this Agreement or the parties' rights or obligations hereunder.

     10. Indemnitee's Obligations. Indemnitee shall promptly advise the Corporation in writing of the institution of any Proceeding which is or may be subject to this Agreement, and shall keep the Corporation generally informed of and shall consult with the Corporation with respect to, the status of any such Proceeding. Notices to the Corporation shall be sent to: Two Piedmont Center, Suite 400, 3565 Piedmont Road N.E., Atlanta, Georgia 30305-1502, Attention:
Chief Executive Officer (or such other address as the Corporation shall designate in writing to Indemnitee). Notices shall be deemed received five (5) days after the date postmarked if sent by United States mail, postage prepaid and properly addressed. In the event of payment by the Corporation to Indemnitee under this Agreement, Indemnitee agrees that the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, and Indemnitee agrees to execute all papers required and to do everything necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights. In addition, Indemnitee agrees to give the Corporation such information and cooperation as the Corporation may reasonably require and as shall be within Indemnitee's power regarding any Proceeding which is or may be subject to this Agreement.

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     11. Successors.  This Agreement establishes contract rights which shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs, and legal representatives of the parties hereto.

     12. Contract Rights Not Exclusive. The contract rights conferred by this Agreement shall be in addition to, but not exclusive of, any other right which Indemnitee may have or may hereafter acquire under any statute, the Certificate of Incorporation or Bylaws of the Corporation, or any agreement, vote of stockholders or disinterested directors, or otherwise. The rights granted in this Agreement supersede any similar rights granted under any previous written agreement between the Corporation and Indemnitee with respect to the subject matter hereof.

     13. Amendment, Modification and Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     14. Choice of Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Georgia. The parties hereto agree that any appropriate state court sitting in Fulton County, Georgia or any Federal Court sitting in the Northern District of Georgia shall have exclusive jurisdiction over any case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy. Each party hereto irrevocably consents to the jurisdiction of such courts, and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action, or proceeding in any such court, and further waives the right to object, with respect to such suit, action, or proceeding, that such court does not have jurisdiction over such party.

     15. Captions and Section Headings. Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

     16. Severability. Should any provision of this Agreement, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties hereto. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

     17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                        [Signatures appear on next page]




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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as the day and year first written above.

                                        MEDIRISK, INC.

                                        By: __________________________
                                        Name:________________________
                                        Title:_________________________



                                        INDEMNITEE

                                        _____________________________(SEAL)
                                        Name:
                                             [Director/Officer]



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                                    Annex I
                                       to
                           Indemnification Agreement

                         Form of Undertaking Agreement


     This AGREEMENT is made on _________________, between MEDIRISK, INC., a Delaware corporation (the "Corporation"), and ______________________ [, a member of the Board of Director] [an officer] of the Corporation ("Indemnitee").

     WHEREAS, Indemnitee has become involved in investigations, claims, actions, suits, or proceedings which have arisen as a result of Indemnitee's service to the Corporation; and

     WHEREAS, Indemnitee desires that the Corporation pay any and all expenses (including, but not limited to, attorneys' fees and court costs) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in defending or investigating any such investigations, claims, actions, suits, or proceedings and that such payment be made in advance of the final disposition of such investigations, claims, actions, suits, or proceedings to the extent that Indemnitee has not been previously reimbursed by insurance; and

     WHEREAS, the Corporation is willing to make such payments but, in accordance with Section 145 of the Delaware General Corporate Law (the "DGCL"), the Corporation may make such payments only if it receives an undertaking to repay from Indemnitee; and

     WHEREAS, Indemnitee is willing to give such an undertaking.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

     1. Indemnitee affirms his good faith belief that he has met the Standard of Conduct necessary for indemnification as defined in Section 5(a) of the Indemnification Agreement between the Corporation and Indemnitee (the "Indemnification Agreement") and has not engaged in the conduct described in
Section 3(a) of the Indemnification Agreement.

     2. In regard to any payments made by the Corporation to Indemnitee pursuant to the terms of the Indemnification Agreement or pursuant to Section VI of the Bylaws of the Corporation, Indemnitee undertakes and agrees to repay to the Corporation any and all amounts so paid promptly and in any event within thirty
(30) days after (a) any determination made pursuant to Section 5 of the Indemnification Agreement that Indemnitee has not met the applicable Standard of Conduct defined therein, or (b) any


                Annex I to Indemnification Agreement  -  Page 1


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final determination that Indemnitee is not entitled to indemnification hereunder, or pursuant to the Bylaws of the Corporation, or pursuant to the DGCL.

     3. This Agreement shall not affect in any manner the rights which Indemnitee may have against the Corporation, any insurer, or any other person to seek indemnification for or reimbursement of (a) any expenses referred to herein or (b) any judgment which may be rendered in any litigation or proceeding.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                        MEDIRISK, INC.


                                        By: ________________________
                                        Name:_______________________
                                        Title:______________________


                                        INDEMNITEE


                                        By: ________________________
                                        Name:_______________________
                                             [Director/Officer]

                Annex I to Indemnification Agreement  -  Page 2